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EXHIBIT 5

CHARTERED ACCOUNTANTS                       [RAYMOND CHABOT GRANT THORNTON LOGO]
GENERAL PARTNERSHIP
Member Firm of
Grant Thornton International


                     CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

As independent public accountants to Axcan Pharma Inc., we hereby consent to the incorporation by reference in Registration Statement (Form S-8 No. 333-97879) pertaining to the Axcan Pharma Stock Option Plan as Amended and Restated on January 9, 2002 and in the related Prospectus and in Registration Statement (Form S-8 No. 333-75200) pertaining to the Axcan Pharma Inc. Stock Option Plan as Amended and Restated on December 19, 2000 and in the related prospectus of our report dated November 12, 2002 with respect to the consolidated financial statements of Axcan Pharma Inc. and subsidiaries included in the Form 40-F for the year ended September 30, 2002.


/s/ Raymond Chabot Grant Thornton
-------------------------------------
RAYMOND CHABOT GRANT THORNTON
Chartered accountants
General Partnership



Montreal, Quebec
January 27, 2003



Suite 1900
National Bank Tower
600 de La Gauchetiere Street West
Montreal, Quebec H3B 4L8
Telephone: (514) 878-2691